[DRAFT 10/2/97]
                                                                       EXHIBIT F

                           RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of October 6, 1997, between BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Company"), and the individual identified on the signature page hereto (the "Stockholder"), with reference to the following facts. Certain capitalized terms used herein are defined in Section 5 below.

     A. The Company, OMNI Acquisition Corporation, a wholly owned subsidiary of the Company ("Acquisition Sub"), and Orthopaedic Management Network, Inc. ("Target") entered into an Agreement and Plan of Reorganization dated as of October 6, 1997 (the "Merger Agreement"), pursuant to which Acquisition Sub merged with and into Target (the "Merger"), with Target being the surviving corporation (the "Surviving Corporation").

     B. As a result of the Merger, each issued and outstanding share of common stock of Target not owned by Target was converted into (i) the right to receive a specified amount in cash and a specified number of shares of common stock, $.001, par value (the "Common Stock"), of the Company and (ii) the right to receive, upon the fulfillment of certain conditions, additional shares (the "Additional Shares") of the Company's Common Stock on the third and fourth anniversaries of the effective date of the Merger, subject to, among other things, the execution and delivery by the holder thereof of this Restricted Stock Agreement.

     NOW, THEREFORE, in consideration of the Merger and in consideration of the mutual covenants contained herein, including, without limitation, the release set forth in Section 3 and the noncompetition agreement in Section 6(b), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Surrender of Merger Shares; Issuance of Restricted Shares.

     Upon (a) execution of this Agreement, (b) surrender by the Stockholder to the Surviving Corporation of certificate(s) representing the number of Merger Shares set forth opposite the Stockholder's name on Schedule A attached hereto (duly endorsed in blank) and (c) delivery to the Escrow Agent of two executed stock powers relating to the Additional Shares, the Company shall, pursuant to
Section 2.2 of the Merger Agreement, issue to the Stockholder that number of shares (such shares are referred to herein as the "Restricted Shares") of Common Stock set forth opposite the Stockholder's name on Schedule A attached hereto. Simultaneously with the execution and delivery hereof, the

Company is delivering to the Stockholder the certificate(s) representing the Restricted Shares.


     2. Representations and Warranties of Stockholder.

     (a) In connection with the surrender of certificate(s) representing the Merger Shares and the issuance of Restricted Shares hereunder, the Stockholder hereby represents and warrants to the Company as follows:

          (i) The Stockholder is the lawful owner, of record and beneficially, of those Merger Shares set forth opposite his or its name on Schedule I hereto and has good and marketable title to such shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for the Merger Agreement, there are no agreements or understandings between the Stockholder and any other Person with respect to the acquisition, disposition or voting of or any other matters pertaining to any of the capital stock of Target. The Stockholder acquired his or its shares of Target Common Stock in one or more transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with applicable state securities laws. The Stockholder does not have any right whatsoever to receive or acquire any additional capital stock of the Target.

          (ii) The Stockholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and to consummate all transactions contemplated hereby, and this Agreement is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity. If the Stockholder is a trust, it is a validly created and existing trust under applicable state law.

          (iii) Neither the execution, delivery and performance of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (A) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under, any term, condition or provision of any Contract to which the Stockholder is a party, or by which such Stockholder or any of the Stockholder's properties may be



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

     bound or (B) violate any Law applicable to the Stockholder or any of the Stockholder's properties, which conflict or violation would prevent the consummation of the transactions contemplated by this Agreement or result in an Encumbrance on or against any assets, rights or properties of the Target or on or against any capital stock of the Target or give rise to any claim against the Stockholder, the Target, Acquisition Sub, or any Affiliate of Acquisition Sub or have a Material Adverse Effect.


          (iv) Except as contemplated by the Merger Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person or Governmental Entity is required in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

     (b) The Stockholder further represents and warrants to the Company that:

          (i) the Restricted Shares to be issued to the Stockholder pursuant to this Agreement shall be acquired for the Stockholder's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Shares will not be disposed of in contravention of the 1933 Act or any applicable state securities laws;

          (ii) the Stockholder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Stockholder to understand and evaluate the risks and benefits of his, her or its investment in the Restricted Shares;

          (iii) the Stockholder has no need for liquidity in his, her or its investment in the Restricted Shares and is able to bear the economic risk of his, her or its investment in the Restricted Shares for an indefinite period of time and understands that the Restricted Shares have not been registered or qualified under the 1933 Act or any applicable state securities laws, by reason of the issuance of the Restricted Shares in a transaction exempt from the registration and qualification requirements of the 1933 Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the 1933 Act or such state securities laws or an exemption from such registration or qualification is available;

          (iv) the Stockholder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Stockholder) promulgated under the 1933 Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

          (v) if the Stockholder is an individual, he or she is an individual
     (A) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 or (B) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year; or the Stockholder otherwise meets the requirements to be considered an accredited investor, as defined under the 1933 Act; and

          (vi) the Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares and has had full access to or been provided with such other information concerning the Company as he, she or it has requested.

     3. Transfer Restriction; Legend.

     Except for Permitted Transfers, the Stockholder may not sell or transfer or agree to sell or transfer ("Sale" or "Sell") any Restricted Shares unless such Sale shall be in accordance with the procedures set forth in this Section 3:

          (a) In the event that the Stockholder receives a bona fide offer from a third party (the "Prospective Stockholder") to purchase all or any part of the Restricted Shares owned by the Stockholder, the Stockholder shall deliver to the Company a written notice (the "Offer Notice"), which shall be irrevocable for a period of fifteen (15) business days after delivery thereof (the "Offer Period"), offering (the "Offer") all of the Restricted Shares proposed to be Sold by the Stockholder to the Prospective Stockholder at the purchase price and on the terms of the proposed Sale to the Prospective Stockholder (such Offer Notice shall include the foregoing information, a copy of the Prospective Stockholder's bona fide offer and all other relevant terms of the proposed Sale, including the identification of the Prospective Stockholder). The Company shall have the right and option, for a period of fifteen (15) business days after delivery of the Offer Notice, to repurchase all or any part of the Restricted Shares so offered at the purchase price and on the terms stated in the

     Offer Notice. Such acceptance shall be made by delivering a written notice to the Stockholder within said fifteen (15) business-day period.

          (b) Sales of Restricted Shares under the terms of Section 3(a) above shall be made on a mutually satisfactory business day within fifteen (15) business days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Restricted Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

          (c) If the Company fails to purchase all of the Restricted Shares offered for Sale pursuant to the Offer Notice, then at any time within sixty (60) business days after the expiration of the Offer Period the Stockholder may Sell all or any part of the remaining Restricted Shares so offered for Sale on terms no more favorable to the Prospective Stockholder than the terms stated in the Offer Notice; provided, however, that the

     Stockholder shall not, under any circumstances, Sell any Restricted Shares to the Prospective Stockholder if the Board of Directors of the Company, in its sole discretion, determines in good faith that the Prospective Stockholder is a competitor, or an Affiliate of a competitor, of the Company or that such Prospective Stockholder's ownership of such Restricted Shares would be contrary to the best interests of the Company. In the event that all of such Restricted Shares are not Sold by the Stockholder to the Prospective Stockholder during such period, the right of the Stockholder to Sell such Restricted Shares to the Prospective Stockholder shall expire and the obligations of the Stockholder pursuant to this Section 3 shall be reinstated.

          (d) Any Permitted Transferee (other than the Company) shall, as a condition to such transfer, agree to be bound by all of the provisions of this Agreement applicable to the Stockholder and shall evidence such agreement by executing and delivering to the Company a joinder to this Agreement in form and substance satisfactory to the Company.

          (e) The certificate(s) representing the Restricted Shares will bear the following legend:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS, TRANSFER RESTRICTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK



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

                    AGREEMENT DATED AS OF OCTOBER 6, 1997, BETWEEN THE STOCKHOLDER AND BMJ MEDICAL MANAGEMENT, INC. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (f) The restrictions on transfers of Restricted Shares set forth in this Section 3 shall expire, and shall be of no further force or effect, upon the consummation of the initial public offering of the Company's Common Stock pursuant to the 1933 Act.

     4. Release.

          (a) The Stockholder hereby agrees that each of the Company, Parent, Acquisition Sub, the Surviving Corporation (each as defined in the Merger Agreement) and their respective parents, subsidiaries, Affiliates, divisions and predecessors and their past and present directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the "Released Persons") is hereby irrevocably released and forever discharged of and from all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, Contracts, controversies, omissions, promises, variances, trespasses, damages, Liabilities (as defined in the Merger Agreement), judgments, executions, claims and demands whatsoever, in law or in equity which against the Released Persons the Stockholder ever had, now has or which he hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter or cause arising at any time on or prior to the Effective Time (as defined in the Merger Agreement).

          (b) The Stockholder specifically represents and warrants to the Released Persons that he has not assigned any such claim set forth in paragraph (a) above, and agrees to indemnify and hold harmless the Released Persons from and against any and all losses or damages arising from or in any way related to (i) any such assignment, and (ii) any action by any third party arising from or in any way related to the relationship among such Stockholder and the Released Persons, which is the subject of this
     Section 4.

     5. Definitions.

          (a) "Affiliate" means, with respect to any Person, (a) any director, officer or partner of such Person and (b) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) "Confidential Information" means Intellectual Property Rights (as defined in the Merger Agreement) of the Target and the Surviving Corporation and all information of a proprietary or confidential nature relating to the Target, the Surviving Corporation or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Stockholder at the time of its use or disclosure by the Stockholder other than as a result of the breach by the Stockholder of his or its agreement hereunder).

          (c) "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

          (d) "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          (e) "Escrow Agent" means [Colonial Trust].

          (f) "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

          (g) "Law" means any law, statute, treaty, rule, directive or regulation or order of any Governmental Entity.

          (h) "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities (as defined in the Merger Agreement), employee relations or business prospects of such Person.

          (i) "Merger Shares" means the shares of Target Common Stock that were issued and outstanding immediately prior to the effective time of the Merger that were not owned directly or indirectly by the Target (whether as treasury stock or otherwise).

          (j) "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

          (k) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          (l) "Permitted Transferee" means, as to the Stockholder, any transferee who acquires the Restricted Shares pursuant to a Permitted Transfer or any other transfer made in accordance with the provisions of this Agreement.

          (m) "Permitted Transfer" means, as to the Stockholder, any sale or transfer of Restricted Shares to (A) the spouse or lineal descendants of such Stockholder or (B) a trust for the benefit of any of the foregoing.

          (n) "Public Sale" means any sale of Restricted Stock to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act.


          (o) "Restricted Shares" has the meaning set forth in Section 1(a). The Restricted Shares will continue to be Restricted Shares in the hands of any holder other than the Stockholder (except for the Company and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of the Restricted Shares will succeed to all rights and obligations attributable to the Stockholder as the holder of the Restricted Shares hereunder. The Restricted Shares will also include shares of the Company's capital stock issued with respect to the Restricted Stock by way of a stock split, stock dividend or other recapitalization.

          (p) "Subject Business" means the business of (i) arranging for the delivery of health care services by and (ii) providing management services to, a network of health care providers (the "Network"), including arranging for such Network to participate in group purchasing programs, group health insurance plans and group malpractice insurance plans.

          (q) "Target Common Stock" means the common stock, no par value, of the Target.

          (r) "1933 Act" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     6. Additional Stockholder Agreements.

          (a) From and after the date hereof, the Stockholder shall not use or disclose to any Person, except as required by law or judicial process, any Confidential Information for any reason or purpose whatsoever, nor shall he or it make use of any of the Confidential Information for his or its own purposes or for the benefit of any Person except the Surviving Corporation or any Affiliate thereof.

          (b) The Stockholder recognizes and acknowledges that a breach by the Stockholder of this Section 6 will cause irreparable and material loss and damage to the Surviving Corporation and the Company as to which they will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

     7. Indemnification.

          (a) The Company shall indemnify, defend and hold harmless the Stockholder against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.


          (b) The Stockholder shall indemnify and hold harmless the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Stockholder contained in this Agreement.

     8. General Provisions.

          (a) Transfers in Violation of Agreement. Any sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (each, a "Transfer") or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

          (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (c) Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholder, the Company and their respective successors, permitted assigns, heirs, representatives and estate, as the case may be (including subsequent holders of Restricted Stock); provided, however, that the rights and obligations of the Stockholder under this Agreement shall not be assignable except in connection with a Permitted Transfer of Restricted Shares hereunder.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys' fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for the Company in the event of a breach of the provisions of this Agreement by the Stockholder and that the Company may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Stockholder and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof; provided, however, that the Company may, without the Stockholder's consent, amend Schedule A hereto (i) upon the issuance by the Company of any Additional Shares to the Stockholder pursuant to Section 3.3 of the Merger Agreement and the Escrow Agreement and (ii) upon consummation of a Permitted Transfer of Restricted Shares hereunder, in either case to reflect the then current ownership of such shares.

          (i) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by nationally-recognized overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one business day after deposit with a nationally-recognized overnight courier service.

                     (i)       If to the Company, to:

                               BMJ Medical Management, Inc.
                               4800 North Federal Highway, Suite 104D
                               Boca Raton, Florida  33431
                               Attention:  Naresh Nagpal, M.D., President
                               Telephone:  (561) 391-1311
                               Telecopier: (561) 391-1389;


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

                               with a copy to:

                               O'Sullivan Graev & Karabell, LLP
                               30 Rockefeller Plaza, 41st Floor
                               New York, New York  10112
                               Attention:  Jeffrey S. Held, Esq.
                               Telephone:  (212) 408-2417
                               Telecopier: (212) 408-2420; and


                     (ii) If to the Stockholder, to his or her address set forth on the signature page hereto beneath his or her name.

          (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of Florida, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (k) Attorneys' Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

          (l) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (m) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (n) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.


                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement effective as of the date first written above.


COMPANY

                                   BMJ MEDICAL MANAGEMENT, INC.


                                   By:__________________________
                                      Naresh Nagpal, M.D.
                                      President

                                   STOCKHOLDER


                                   _____________________________
                                   Signature

                                   _____________________________
                                   Printed Name

                                   Address for notices:

                                   _____________________________

                                   _____________________________

                                   ______________________________

                                                                      SCHEDULE A


                                   Stockholder




                                        Number of
                                    Surrendered Merger             Number of
                                          Shares               Restricted Shares
                                          ------               -----------------
                       Name

Gustavo Armendariz, M.D.                     1                        679
Philip Bowman, M.D.                          1                        679
Roberto Carreon, M.D.                        1                        679
Thomas Carter, M.D.                          1                        679
Richard Collins, M.D.                        1                        679
Dennis Crandall, M.D.                        1                        679
Jody Daggett, M.D.                           1                        679
Richard Daley, M.D.                          1                        679
Jack Davis, M.D.                             1                        679
Sherwood Duhon, M.D.                         1                        679
Thomas Erickson, M.D.                        1                        679
Norman Fee, M.D.                             1                        679
Jonathan Fox, M.D.                           1                        679
Charles Gauntt, M.D.                         1                        679
Lawrence Green, M.D.                         1                        679
Mark Greenfield, M.D.                        1                        679
Dan Heller, M.D.                             1                        679
Peter Herwick, M.D.                          1                        679
Robert Johnson, M.D.                         1                        679
Robert Kasa, M.D.                            1                        679
Douglas Kelly, M.D.                          1                        679
Stuart Kozinn, M.D.                          1                        679
Richard Lane, M.D.                           1                        679
John Mahon, M.D.                             1                        679
Bruce Mallin, M.D.                           1                        679
Bert McKinnon, M.D.                          1                        679
Stephen Milliner, M.D.                       1                        679
Gerald Moczynski, M.D.                       1                        679
Neil Motzkin, M.D.                           1                        679
Paul Palmer, M.D.                            1                        679

William Quinlan, M.D.                        1                        679
Vincent Russo, M.D.                          1                        679
Ronald Sandler, M.D.                         1                        679
Saul Schreiber, M.D.                         1                        679
Irwin Shapiro, M.D.                          1                        679
Victor Tseng, M.D.                           1                        679
Larry Verhulst, M.D.                         1                        679
John Whisler, M.D.                           1                        679
Robert White, M.D.                           1                        679
Ralph Wilson, M.D.                           1                        679
Mark Zachary, M.D.                           1                        679
Jon Zoltan, M.D.                             1                        679